EXHIBIT 99.1

Inuvo Reports 2010 Second Quarter Financial Results;
Revenue Increases 20% Over First Quarter 2010

CLEARWATER, FL – August 3, 2010 – Inuvo™, Inc. (NYSE Amex: INUV), a company focused on bringing the power of predictive modeling to the world of performance-based advertising, announced today its financial results for the second quarter ended June 30, 2010.

Inuvo reported today that revenue for the quarter ended June 30, 2010 was $11.5 million, a 20% increase over the first quarter of 2010 and a 21% increase from the same quarter last year.  The Company also reported that the technology focused Exchange segment grew 56% in revenue over the same quarter in 2009. For the six months ended June 30, 2010, revenue was slightly lower year-over-year.

Richard K. Howe, Inuvo’s CEO said, “The Exchange segment of our business, which now represents about 83% of overall revenue, has been growing at about 12% compounded quarterly since Q2 of 2009.  The Direct segment, after a year of transformation, is now ready to grow again and both business segments showed progress by posting increases in gross margin. ”

Gross profit was up 15% in the second quarter to $4.3 million and 37.7% of revenue compared to $3.8 million or 39.7% of revenue for the same quarter last year. For the six month period ended June 30, 2010, gross profit was $8.1 million or 38.3% of revenue compared to $7.9 million or 37.0% of revenue for the same six-month period last year.

The net loss for the second quarter was $1.1 million compared to a net loss of $773 thousand for the same period last year. The increased loss was the result of discontinued operations, which reported a net loss of $7 thousand in the second quarter of 2010 versus $508 thousand of net income in the same quarter last year. Discontinued operations include the iLead business that was exited in March 2010 and MarketSmart Advertising. Further contributing to the net loss in the second quarter of 2010 was a charge of $150 thousand to increase the allowance for doubtful accounts. For the six-month period ended June 30, 2010, the net loss was $2.1 million compared to $1.6 million for the same period last year.

Adjusted EBITDA, a non-GAAP measure was $582 thousand in the second quarter of this year compared to $961 thousand in the same quarter last year. However, the adjusted EBITDA excluding discontinued operations for the second quarter was $589 thousand this year compared to $452 thousand for the comparable period last year and a loss of $219 thousand in the first quarter of 2010.

Bank debt has been decreased since the start of the year by $2 million.

Conference Call Information

The Company will host a conference call today, Tuesday, August 3, 2010 at 5:00 p.m. Eastern Time. Participants can access the call by dialing 888-669-0684 (domestic) or 201-604-0469 (international). In addition, the call will be webcast on the Investor Relations section of the Company's website at www.inuvo.com where it will also be archived for 45 days. A telephone replay will be available through August 17, 2010.

To access the replay, please dial 888-632-8973 (domestic) or 201-499-0429 (international). At the system prompt, enter the code 53388802 followed by the # sign.  Playback will automatically begin.

About Inuvo™, Inc.

Inuvo™, Inc. (NYSE Amex: INUV), is an online advertising technology and services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics.  To find out more about how you can work with Inuvo and the Inuvo Platform, please visit http://www.inuvo.com.

Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Inuvo are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Inuvo's filings with the Securities and Exchange Commission.

INUVO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current Assets:
Cash	$1,326,707	$4,843,128
Restricted Cash	576,883	638,285
Accounts Receivable, net	5,399,703	4,691,127
Other Current Assets	529,469	455,145
Current Assets of Discontinued Operations	2,128,951	2,382,548
Total Current Assets	9,961,713	13,010,233
Property and Equipment, net	4,447,087	4,881,168
Goodwill	3,351,405	3,351,405
Intangible Assets	3,172,516	3,805,707
Other Assets	11,257	1,657
Other Assets of Discontinued Operations	775,000	775,000
Total Assets	$21,718,978	$25,825,170

Liabilities and Stockholders’ Equity
Current Liabilities:
Term and Credit Notes Payable – Current Portion	$6,147,806	$2,324,000
Accounts Payable	5,800,138	4,518,933
Deferred Revenue	58,468	112,773
Accrued Expenses and Other Current Liabilities	1,337,974	1,757,208
Current Liabilities of Discontinued Operations	1,313,846	2,430,679
Total Current Liabilities	14,658,232	11,143,593

Term and Credit Notes Payable – Long Term	-	5,786,806
Other Long Term Liabilities	396,691	456,340
Long Term Liabilities of Discontinued Operations	198,983	214,829
Total Liabilities	15,253,906	17,601,568

Total Stockholders’ Equity	6,465,072	8,223,602
Total Liabilities and Stockholders’ Equity	$21,718,978	$25,825,170

INUVO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net Revenue	$11,547,044	$9,526,245	$21,144,515	$21,423,775
Cost of Revenue	7,198,995	5,745,610	13,054,273	13,489,877
Gross Profit	4,348,049	3,780,635	8,090,242	7,933,898
Operating Expenses:
Search Costs	889,309	176,167	1,413,853	377,487
Compensation and Telemarketing	2,473,109	2,710,885	5,307,544	5,304,177
Selling, General and Administrative	1,888,444	1,980,806	3,936,151	4,396,908
Total Operating Expenses	5,250,862	4,867,858	10,657,548	10,078,572
Operating Loss	(902,813)	(1,087,223)	(2,567,306)	(2,144,674)
Interest and Other Expenses, Net	(150,509)	(194,164)	(310,766)	(454,785)
Loss from Continuing Operations Before Taxes	(1,053,322)	(1,281,387)	(2,878,072)	(2,599,459)
Income Tax Expense	(795)	-	(882)	-
Net Loss from Continuing Operations	(1,054,117)	(1,281,387)	(2,878,954)	(2,599,459)
Net (Loss) Income from Discontinued Operations	(6,535)	508,323	787,067	1,044,858
Net Loss	$(1,060,652)	$(773,064)	$(2,091,887)	$(1,554,601)

Per Common Share Data:
Basic and Diluted:
Net Loss from Continuing Operations	$(0.01)	$(0.02)	$(0.03)	$(0.04)
Net (Loss) Income from Discontinued Operations	(0.00)	0.01	0.01	0.02
Net Loss	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Weighted Average Shares (Basic And Diluted)	84,597,059	65,508,063	84,517,911	65,511,378

By Segment

Net Revenue
Exchange	$9,534,299	$6,120,052	$16,961,275	$14,739,481
Direct	2,012,745	3,406,193	4,183,240	6,684,294
Total	$11,547,044	$9,526,245	$21,144,515	$21,423,775

Gross Profit
Exchange	$2,965,155	$1,577,403	$5,218,786	$3,476,321
Direct	1,382,894	2,203,232	2,871,456	4,457,577
Total	$4,348,049	$3,780,635	$8,090,242	$7,933,898

INUVO, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net Loss	$(1,060,652)	$(773,064)	$(2,091,887)	$(1,554,601)
Interest, net	150,509	194,232	310,766	360,731
Taxes	795	-	882	-
Depreciation	469,487	540,320	935,822	1,041,124
Amortization	784,060	905,889	1,668,108	1,890,502
Stock based compensation	237,777	93,405	333,357	196,487
Adjusted EBITDA	$581,976	$960,782	$1,157,048	$1,934,243

By Segment
Exchange segment	$887,519	$384,347	$1,366,522	$971,892
Direct segment	755,123	1,473,820	1,371,406	2,880,540
Discontinued operations	(6,535)	508,323	787,067	1,044,858
Corporate	(1,054,131)	(1,405,708)	(2,367,947)	(2,963,047)
Adjusted EBITDA	$581,976	$960,782	$1,157,048	$1,934,243

Reconciliation of Net Loss to Adjusted EBITDA

In addition to disclosing financial results in accordance with United States generally accepted accounting principles (“GAAP”), our earnings release contains the non-GAAP financial measure “Adjusted EBITDA.”

Adjusted EBITDA is not a measure of performance defined in accordance with GAAP. However, management believes that Adjusted EBITDA is useful to investors in evaluating the Company’s performance because Adjusted EBITDA is a commonly used financial analysis tool for measuring and comparing companies in the Company’s industry in areas of operating performance.

Management believes that the disclosure of Adjusted EBITDA offers an additional view of the Company’s operations that, when coupled with the GAAP results and the reconciliation to GAAP net loss, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business.

We present Adjusted EBITDA as a supplemental measure of our performance.  We defined Adjusted EBITDA as net loss plus (i) interest expense, net, (ii) provision for taxes, (iii) depreciation and amortization, and (iv) stock based compensation.  These further adjustments are itemized above.  You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.  In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Contact
Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

Investor Relations
Genesis Select Corporation
Budd Zuckerman, President
303-415-0200 ext 106
bzuckerman@genesisselect.com